United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTIONM13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) JUNE 18, 2004.
                                                          --------------




                          HEALTH DISCOVERY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



    TEXAS                       333-62216                       74--3002154
    -----                       ---------                       -----------
(State or other jurisdiction   (Commission                      (IRS Employer
   of incorporation)            File Number)                 Identification No.)


                   1116 S. OLD TEMPLE ROAD LORENA, TEXAS 76655
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 512-583-4500
                                                            ------------



          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On the Morning of June 18, 2004 Health Discovery filed a petition for Writ of Injunction and a motion for temporary relief with the Court of Appeals for the Tenth District of the State of Texas.

On the afternoon of June 18, 2004 the Court granted Health Discovery Corporation's motion for temporary relief and entered the following order.

"On this day Relator's Petition for Writ of Injunction was considered by the Court. Tex. R. App. P. 52. It is herby ordered that the petition for Writ of Injunction be set for hearing in this court at 10:00 a.m. on Tuesday, June 22, 2004."

"Relator's motion for temporary relied is granted. Respondents, Bill G. Williams, Shirley K. Williams, W. Steven Walker, and Automated Shrimp Corporation, their agents, servants, employees, affiliates, any person or entity they control, and any person or entity acting in concert with them are hereby commanded to desist and refrain from selling or otherwise transferring or disposing of any share of stock of Health Discovery Corporation from the date of the Court's order granting temporary relief until a final order in Cause No. 10-4-00126-CV, styled Health Discovery Corp. v. Bill G. Williams et al., or until further order of the Court. Id.52.10."



                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Direct Wireless Communications, Inc.
                                            Registrant

         Date: June 21, 2004                /s/ David Cooper
                                            Printed Name David Cooper
                                            Title President

         Date: June 21, 2004                /s/ Robert S. Braswell IV
                                            Printed Name Robert S. Braswell IV
                                            Title Secretary